Exhibit 10.3

AMENDMENT NO. 1

TO THE

MANAGEMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) dated as of January 1, 2018 (the “Effective Date”) to the Management Agreement dated as of December 1, 2015, by and among CERES TACTICAL SYSTEMATIC L.P., (formerly known as Tactical Diversified Futures Fund L.P.), a New York limited partnership (the “Partnership”), CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), and THE CAMBRIDGE STRATEGY (ASSET MANAGEMENT) LIMITED, a limited liability company incorporated in England and Wales (the “Advisor”) (as so amended, the “Management Agreement”).

W I T N E S S E T H:

WHEREAS, the Partnership, CMF and the Advisor wish to amend the Management Agreement to decrease the Advisor’s management fee compensation and modify the timing of the payment of the incentive fee; and

WHEREAS, pursuant to Section 11 of the Management Agreement, the Management Agreement may be amended by written consent of the parties.

NOW, THEREFORE, the parties agree as follows:

1. Interpretation

Capitalized and other defined terms used in this Amendment and not otherwise expressly defined herein shall have the same respective meanings as set forth in the Agreement. In the event of any inconsistency between this Amendment and the Agreement, the terms of this Amendment shall prevail.

2. Amendment

(a)	Section 3(a) of the Management Agreement shall be deleted in its entirety and replaced by the following:

“(a) In consideration of and as compensation for all the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable annually equal to 15% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership (the “Incentive Fee”) and (ii) a monthly fee for professional management services equal to 1.0% per year of the month-end Net Assets of the Partnership allocated to the Advisor (computed monthly by multiplying the Partnership’s Net Assets allocated to the Advisor as of the last business day of each month by 1.0% and dividing the result thereof by 12) (the “Management Fee”).”

(b)	Section 3(d) of the Management Agreement shall be deleted in its entirety and replaced by the following:

“(d) Annual Incentive Fees in respect of each calendar year and monthly Management Fees shall be paid within twenty (20) business days following the end of the period for which such fee is payable. In the event of the termination of this Agreement as of any date which shall not be the end of a calendar year or a calendar month, as the case may be, the annual Incentive Fee shall be computed as if the effective date of termination were the last day of the then current calendar year and the monthly Management Fee shall be prorated to the effective date of termination. If, during any month, the Partnership does not conduct business operations or the Advisor is unable to provide the services contemplated herein for more than two successive business days, the monthly Management Fee shall be prorated by the ratio which the number of business days during which CMF conducted the Partnership’s business operations or utilized the Advisor’s services bears in the month to the total number of business days in such month.”

3. Full Force and Effect

Except as otherwise provided in this Amendment, the Management Agreement remains unchanged and in full force and effect.

4. Counterparts; Valid Agreement

This Amendment may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original amendment agreement, and all of which together shall constitute one and the same instrument. This Amendment may be executed and delivered either in hard copy originals or in scanned copies which, in either case, shall constitute a valid amendment agreement.

5. Governing Law

This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the Effective Date.

CERES MANAGED FUTURES LLC

By:	/s/ Patrick T. Egan
Name: Patrick T. Egan
Title: President & Director

CERES TACTICAL SYSTEMATIC L.P.

By:	Ceres Managed Futures LLC, its general partner

By: /s/ Patrick T. Egan
Name: Patrick T. Egan
Title: President & Director

THE CAMBRIDGE STRAEGY (ASSET MANAGEMENT) LIMITED

By:	/s/ Pete Henricks
Name: Pete Henricks
Title: CEO